UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On March 11, 2015, The Bank of New York Mellon Corporation (the “Company” or “BNY Mellon”) announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) did not object to its 2015 capital plan submitted to the Federal Reserve in connection with its Comprehensive Capital Analysis and Review. The Company also announced that its Board of Directors (the “Board”) approved the repurchase of up to $2.4 billion of the Company’s common stock, par value $0.01 per share (the “Common Stock”), over a five-quarter period beginning in the second quarter of 2015 and continuing through the second quarter of 2016. The Board also approved the repurchase of up to an additional $700 million of Common Stock during a portion of the period covered by the repurchase plan if the Company first issues $1 billion of noncumulative perpetual preferred stock, with a proportionate reduction in Common Stock repurchases if less than $1 billion of preferred stock is issued. The repurchases of the Common Stock may be executed through open market purchases, in privately negotiated transactions or by other means, including through repurchase plans designed to comply with Rule 10b5-1 and through derivative, accelerated share repurchase and other structured transactions, in each case, at such prices and times and upon such other terms and conditions as any authorized officer of the Company may determine. This new share repurchase plan replaces all previously authorized share repurchase plans. The Company’s dividend remains unchanged at $0.17 per share of Common Stock, subject to declaration by the Board.

In addition, a summary of the Company’s and The Bank of New York Mellon’s company-run results under the Dodd-Frank stress tests, applying the Federal Reserve’s severely adverse scenario, has been posted to the Company’s website at http://www.bnymellon.com/investorrelations/doddfrank.html. The contents of the Company’s website referenced herein are not incorporated into this Current Report on Form 8-K.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, Common Stock repurchases and the issuance of preferred stock. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as the date of this filing and BNY Mellon undertakes no obligation to update the information to reflect events or circumstances that arise after that date or reflect the occurrence of unanticipated events, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: March 11, 2015	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary